VOLATO GROUP, INC.
2023 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement

THIS AGREEMENT (together with the Grant Notice attached hereto, the "Agreement"), effective as of the date specified as the "Grant Date" on the Grant Notice, is between VOLATO GROUP, INC., a Delaware corporation (the "Company"), and the individual identified on the Grant Notice attached hereto, an Employee, Director or Independent Contractor of the Company or an Affiliate (the "Participant").

R E C I T A L S:

In furtherance of the purposes of the Volato Group, Inc. 2023 Stock Incentive Plan, as it may be hereafter amended (the "Plan"), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in this Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of this Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if this Agreement provides that this Agreement terms apply notwithstanding the provisions to the contrary in the Plan. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Company or an Affiliate, and not in lieu of any salary or other compensation for his or her services, that number of Restricted Stock Units as is set forth on the Grant Notice. Each Restricted Stock Unit is a notional amount that represents one share of Common Stock, and each Restricted Stock Unit constitutes the right, subject to the terms, conditions and vesting schedule of the Plan and this Agreement, to receive a distribution of a share of Common Stock. The Participant expressly acknowledges that the terms of the Grant Notice shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company's and the Participant's signatures on the Grant Notice, or the Participant's electronic acceptance of the Restricted Stock Units (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), shall constitute their acceptance of all of the terms of this Agreement.

3. Vesting of Restricted Stock Units.

(a) Subject to the terms of the Plan and this Agreement, the Restricted Stock Units shall vest, and the vested Restricted Stock Units shall be settled in shares of Common Stock as provided in Section 7 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including, but not limited to, the terms of the Grant Notice. Without limiting the effect of the foregoing, the Restricted Stock Units may vest in installments over a period of time if so provided in the Grant Notice. The Participant expressly acknowledges that the Restricted Stock Units shall vest only upon such terms

and conditions as are provided in this Agreement (including, but not limited to, Section 2 of the Grant Notice) and otherwise in accordance with the terms of the Plan.

(b) Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator has sole authority to determine whether and to what degree the Restricted Stock Units have vested and are payable and to establish and interpret the terms and conditions of this Agreement and the Plan.

4. Effect of Termination of Employment or Service; Forfeiture of Restricted Stock Units. Except as may be otherwise provided in the Plan or this Agreement (including, but not limited to, the Grant Notice), in the event that the employment or service of the Participant is terminated for any reason (whether by the Company or an Affiliate or the Participant, and whether voluntary or involuntary or with or without Cause), and all or part of the Restricted Stock Units have not vested as of the Termination Date pursuant to the terms of this Agreement, then the Restricted Stock Units, to the extent not vested as of the Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Restricted Stock Units that have not yet vested.

5. Effect of Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Restricted Stock Units shall be subject to such terms and conditions as are set forth in Section 14 of the Plan; provided, however, in the event that the Participant has entered into, or is a participant in, a change in control agreement or plan, employment agreement or similar agreement, plan or arrangement with the Company or an Affiliate, the Participant shall be entitled to the greater of the benefits provided upon a Change of Control of the Company under the Plan or the respective change in control agreement, employment agreement or similar agreement, plan or arrangement, and such change in control agreement, employment agreement or similar agreement, plan or arrangement shall not be construed to reduce in any way the benefits otherwise provided to the Participant upon the occurrence of a Change of Control as defined in the Plan.

6. No Stockholder Rights. Neither the Participant nor his or her legal representatives, legatees or distributees shall be deemed to be the holder of any shares of Common Stock attributable to the Restricted Stock Units, and shall not have any rights as a stockholder, unless and until (and then only to the extent that) the Restricted Stock Units have vested and certificates for the shares attributable to such vested Restricted Stock Units have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

7. Settlement. The Restricted Stock Units, if vested in accordance with the terms of this Agreement, shall be settled in shares of Common Stock, cash, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Unless the Administrator determines otherwise, the total number of shares of Common Stock that may be acquired upon vesting and settlement of the Restricted Stock Units (or a portion thereof) shall be rounded down to the nearest whole share. A certificate or certificates for the shares of Common Stock shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) within 70 days following the date the Restricted Stock Units (or a portion thereof) have vested in accordance with the terms of this Agreement or, if the Company deems it necessary to comply with any applicable securities laws or blackout limitations, no later than the date which is two and one-half (2 ½) months following the end of the calendar year in which the Restricted Stock Unit vests. If the 70-day period described herein begins in one calendar year and ends in another, the Participant (or his or her beneficiary) shall not have the right to designate the calendar year of the distribution. The issuance and transfer of shares of Common Stock in connection with the Restricted Stock Units shall be subject to compliance by the Company and the

Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted. No shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

8. No Right of Continued Employment or Service; No Right to Future Awards. Neither the Plan, the Restricted Stock Units, this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant's employment or service at any time. The grant of the Restricted Stock Units does not create any obligation to grant further awards to the Participant under the Plan.

9. Nontransferability of Restricted Stock Units and Shares. Unless the Administrator determines otherwise, the Restricted Stock Units shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the Participant shall not sell, transfer, assign, pledge or otherwise encumber the Restricted Stock Units until all vesting conditions have been met and shares of Common Stock attributable to the vested Restricted Stock Units have been issued and delivered to the Participant. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Restricted Stock Units, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

11. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflicts of law provisions of any state, and in accordance with applicable federal laws of the United States.

12. Amendment; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered, suspended and/or terminated at any time, prospectively or retroactively, by the Administrator; provided, however, that any such amendment, alteration, suspension or termination of this Agreement shall not, without the written consent of the Participant, materially adversely affect the rights of the Participant with respect to the Restricted Stock Units. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including, but in no way limited to, Code Section 409A and federal securities laws). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

13. Withholding; Tax Matters.

(a) In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under

Applicable Law, the Company or any Affiliate employing or otherwise engaging the Participant shall have the right to withhold from the Participant, or otherwise require the Participant or an assignee to pay, any such required withholding obligations arising as a result of grant or vesting and settlement of the Restricted Stock Units or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by Applicable Law, the right to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Common Stock to be issued to the Participant a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

(b) This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Restricted Stock Units are exempt from the requirements of Code Section 409A as "short-term deferrals," as described in Code Section 409A and the rules and regulations promulgated thereunder.

(c) The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock Units and/or the acquisition or disposition of the shares of Common Stock attributable to the Restricted Stock Units, and that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant further acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Restricted Stock Units (including, but not limited to, any taxes arising under Code Section 409A), and the Company shall not have any liability for, or any obligation to indemnify, gross up or otherwise hold the Participant harmless from, any or all of such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant or any other person.

14. Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated on the Grant Notice (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or if to the Company, at the Company's principal office. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

15. Severability. If any provision of the Plan or this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

16. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and

the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

17. Compliance with Recoupment, Ownership and Other Policies or Agreements. Notwithstanding anything in the Plan or in this Agreement to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) of the Plan or in this Agreement, in its discretion provide that the Restricted Stock Units, shares of Common Stock, cash or other benefits related thereto shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including, but not limited to, violation of policies of the Company or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of the Restricted Stock Units or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Participant agrees that he or she shall be subject to, and shall abide by, any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

18. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain Participant's acceptance of any documents related to the Restricted Stock Units or future awards that may be granted under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive and accept such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the "Relevant Companies") may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the "Relevant Information"). By entering into this Agreement, the Participant: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with Applicable Law.

[*Signatures of the Company and the Participant follow on Grant Notice*]

VOLATO GROUP, INC.
2023 STOCK INCENTIVE PLAN
Restricted Stock Unit Award Agreement

Grant Notice

Name of Participant: ______________________
Address: ______________________
____

Grant Date: ______________________
Number of Restricted Stock Units: ______________________

1. Grant Terms. Pursuant to the terms and conditions of the Company's 2023 Stock Incentive Plan, as it may hereafter be amended (the "Plan"), and the Restricted Stock Unit Award Agreement attached hereto (the "Agreement"), you (the "Participant") have been granted that number of Restricted Stock Units as set forth above. Each Restricted Stock Unit shall relate to one share of Common Stock.

2. Vesting of Award. In addition to and subject to any vesting terms and conditions stated in the Plan or the Agreement, the following terms shall apply [**insert applicable vesting terms**]:

3. Acknowledgement. By signing below or accepting the Restricted Stock Units electronically (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), I, the Participant, hereby acknowledge receipt of this Grant Notice and the Agreement. I understand that the Grant Notice and its provisions are incorporated by reference into the Agreement and constitute a part of the Agreement. By signing below or accepting the Restricted Stock Units electronically (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), I further agree to be bound by the terms of the Plan and the Agreement, including, but not limited to, the terms of the Grant Notice. The Company reserves the right to treat the Restricted Stock Units and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of receipt.

[Signatures of the Company and the Participant follow on the next page]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

VOLATO GROUP, INC.
By:____
Name:______________________________________
Title:_______________________________________

PARTICIPANT

____

Name:______________________________________